UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2024
TEXTRON INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 421-2800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock – par value $0.125	TXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

a.The 2024 Annual Meeting of Shareholders of Textron was held on April 24, 2024.
b.The results of the voting on the matters submitted to our shareholders are as follows:
1.The following persons were elected to serve as directors until the next annual shareholders’ meeting and received the following votes:

	For	Against	Abstain	Broker Non-Vote
Scott C. Donnelly	158,758,767	4,817,123	950,421	11,741,204
Richard F. Ambrose	161,764,179	1,877,755	884,377	11,741,204
Kathleen M. Bader	157,286,378	6,236,010	1,003,923	11,741,204
R. Kerry Clark	156,072,478	7,440,354	1,013,479	11,741,204
Michael X. Garrett	160,743,018	2,829,637	953,656	11,741,204
Deborah Lee James	160,140,907	3,496,208	889,196	11,741,204
Thomas A. Kennedy	161,792,462	1,803,471	930,378	11,741,204
Lionel L. Nowell III	160,848,227	2,723,555	954,529	11,741,204
James L. Ziemer	159,179,254	4,420,321	926,736	11,741,204
Maria T. Zuber	147,127,510	16,527,082	871,719	11,741,204
2.The proposed Textron Inc. 2024 Long-Term Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
155,903,702	7,620,637	1,001,972	11,741,204

3.The advisory (non-binding) resolution to approve the compensation of our named executive officers, as disclosed in our proxy statement, was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
154,885,957	8,458,151	1,182,203	11,741,204

4.The appointment of Ernst & Young LLP by the Audit Committee as Textron's independent registered public accounting firm for 2024 was ratified by the following vote:

For	Against	Abstain
169,932,080	5,561,445	773,990

5.The shareholder proposal regarding an independent board chairman was rejected by the following vote:

For	Against	Abstain	Broker Non-Vote
54,088,529	109,053,872	1,383,910	11,741,204

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

By:	/s/ E. Robert Lupone
E. Robert Lupone
Executive Vice President, General Counsel and Secretary

Date: April 25, 2024